Exhibit 99.1

The AZEK Company Announces $600 Million Share Repurchase Program
CHICAGO—June 17, 2024 (BUSINESS WIRE) – The AZEK Company Inc. (NYSE: AZEK) (“AZEK” or the “Company”), the industry-leading manufacturer of beautiful, low-maintenance and environmentally sustainable outdoor living products, including TimberTech® decking and railing, Versatex® and AZEK® Trim, and StruXure® pergolas, today announced that its Board of Directors authorized the Company to repurchase up to $600 million of the Company’s Class A common stock in addition to the remaining approximately $75 million available pursuant to the Company’s prior authorization. The program allows the Company to repurchase its shares opportunistically from time to time. Purchases may be effected through one or more open market transactions, privately negotiated transactions, transactions structured through investment banking institutions, accelerated share repurchases or tender offers, some of which may be effected through Rule 10b5-1 plans, or a combination of the foregoing. The timing of repurchases will depend upon several factors, including market and business conditions, and repurchases may be discontinued at any time.
About The AZEK® Company
The AZEK Company Inc. (NYSE: AZEK) is the industry-leading designer and manufacturer of beautiful, low maintenance and environmentally sustainable outdoor living products, including TimberTech® decking and railing, Versatex® and AZEK® Trim, and StruXure® pergolas. Consistently awarded and recognized as the market leader in innovation, quality, aesthetics and sustainability, our products are made from up to 85% recycled material and primarily replace wood on the outside of homes, providing a long-lasting, eco-friendly, and stylish solution to consumers. Leveraging the talents of its approximately 2,000 employees and the strength of relationships across its value chain, The AZEK Company is committed to accelerating the use of recycled material in the manufacturing of its innovative products, keeping hundreds of millions of pounds of waste and scrap out of landfills each year, and revolutionizing the industry to create a more sustainable future. The AZEK Company has recently been named one of America’s Climate Leaders by USA Today, a Top Workplace by the Chicago Tribune and U.S. News and World Report, and a winner of the 2024 Real Leaders® Impact Awards. Headquartered in Chicago, Illinois, the company operates manufacturing and recycling facilities in Ohio, Pennsylvania, Idaho, Georgia, Nevada, New Jersey, Michigan and Minnesota.
Cautionary Note Regarding Forward-Looking Statements
This release contains or refers to certain forward-looking statements within the meaning of the federal securities laws and subject to the “safe harbor” protections thereunder. Forward-looking statements are statements about future events and are based on our current expectations. These forward-looking statements may be identified by the words “believe,” “hope,” “expect,” “intend,” “will,” “target,” “anticipate,” “goal” and similar expressions. Projected financial information and performance are forward-looking statements. Other forward-looking statements may include, without limitation, statements about our expectations regarding share repurchases. The Company bases its forward-looking statements on information available to it on the date of this release and undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of changed circumstances, new information, future events, or otherwise, except as may otherwise be required by law. Actual future events could also differ materially due to numerous factors that involve substantial known and unknown risks and uncertainties including, among other things, the risks and uncertainties set forth under “Risk Factors” and elsewhere in the Company’s reports on Form 10-K and Form 10-Q and the other risks and uncertainties discussed in any subsequent reports that the Company files with the Securities and

Exchange Commission from time to time. Although the Company has attempted to identify those material factors that could cause actual results or events to differ from those described in such forward-looking statements, there may be other factors that could cause actual results or events to differ from those anticipated, estimated or intended. Given these uncertainties, investors are cautioned not to place undue reliance on forward-looking statements.

Investor Contact:
Eric Robinson
312-809-1093
ir@azekco.com

Source: The AZEK Company Inc.